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 Exhibit 99.2

Summary Consolidated Historical and Condensed Combined Financial Data for GCA and
Summary Consolidated Historical Financial Data for Multimedia Games

              The following tables, as indicated below, present summary consolidated historical financial data for GCA. The summary consolidated statements of operations data for each of the three fiscal years in the period ended December 31, 2014 and the consolidated balance sheet data as of December 31, 2014 and 2013 have been derived from our audited consolidated financial statements that are incorporated by reference herein. See "Additional Information." The Company is the issuer of the notes and the notes are guaranteed, jointly and severally, on a senior basis, by GCA and each of its domestic restricted subsidiaries that is a borrower or guarantor under the Credit Facilities. As a result, the consolidated financial information included in this offering memorandum is financial information of GCA and its consolidated subsidiaries, including the Company. There are no audited financial statements of the Company and its subsidiaries for any periods presented in this offering memorandum.

              The following tables, as indicated below, present summary consolidated historical financial data for Multimedia Games. The summary consolidated statements of operations data for each of the three fiscal years in the period ended September 30, 2014 and the consolidated balance sheet data as of September 30, 2014 and 2013 have been derived from Multimedia Games' audited consolidated financial statements that are incorporated herein by reference.

              The unaudited condensed combined statement of operations data for the twelve months ended December 31, 2014 set forth below combines the historical GCA audited consolidated statement of operations data for its fiscal year ended December 31, 2014 with the historical Multimedia Games consolidated statement of operations data for the twelve-month period ended December 31, 2014.

              The unaudited condensed combined statement of operations data set forth below does not purport to represent the results of operations or financial position of GCA that would have actually resulted had the Merger been completed as of January 1, 2014, nor should the information be taken as indicative of the future results of operations or financial position of the combined company. The unaudited condensed combined statement of operations data set forth below does not reflect the impacts of any potential operational efficiencies, cost savings or economies of scale that we may achieve with respect to the combined operations of GCA and Multimedia Games.

              The following summary consolidated historical and condensed combined financial data should be read in conjunction with "Unaudited Pro Forma Condensed Combined Financial Statements," "Selected Historical Financial Data of GCA," "Selected Historical Financial Data of Multimedia Games," "GCA Management's Discussion and Analysis of Financial Condition and Results of Operations," "Multimedia Games Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, and the accompanying notes thereto, of each of GCA and Multimedia Games included elsewhere in this offering memorandum or incorporated by reference herein.

GCA Consolidated Historical and Condensed Combined Financial Data (in thousands):

				Combined Company
	GCA			Last Twelve Months Ended December 31,
	Year Ended December 31,
	2014(1)	2013	2012	2014(2)
Statement of Operations Data:
Revenues	$593,053	$582,444	$584,486	$792,635

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization)	440,071	439,794	436,059	479,073
Operating expenses	95,452	76,562	75,806	164,108
Research and development costs	804	—	—	18,865
Depreciation	8,745	7,350	6,843	44,449
Amortization	14,199	9,588	9,796	21,409

Total costs and expenses	559,271	533,294	528,504	727,904

Operating income	33,782	49,150	55,982	64,731

Other expenses
Interest expense, net of interest income	10,756	10,265	15,519	11,122
Loss on early extinguishment of debt	2,725	—	—	2,725
Other income, net of other expense	—	—	—	(151)

Total other expenses	13,481	10,265	15,519	13,696

Income from operations before tax	20,301	38,885	40,463	51,035
Income tax provision	8,161	14,487	14,774	24,395

Net income	$12,140	$24,398	$25,689	$26,640

	GCA
	As of December 31, 2014(1)	As of December 31, 2013
Balance Sheet Data:
Cash and cash equivalents	$89,095	$114,254
Settlement receivables	43,288	38,265
Goodwill	857,913	180,084
Settlement liabilities	119,157	145,022
Long-term debt	1,188,787	103,000
Total assets	$1,707,285	$527,327
Total liabilities	$1,475,812	$308,723

(1)
In December 2014, we effected the Merger with Multimedia Games. Accordingly, our balance sheet at December 31, 2014 reflects the assets of the company on a combined basis, and our results of operations for the year ended December 31, 2014 reflect the results contributed by the Multimedia Games business from the date of consummation of the Merger on December 19, 2014 to December 31, 2014.

(2)
GCA and Multimedia Games had different fiscal year ends, December 31 and September 30, respectively. The unaudited condensed combined statement of operations data for the year ended December 31, 2014 combines audited historical GCA consolidated statement of operations data for its year ended December 31, 2014 with historical Multimedia Games consolidated statement of operations for the twelve-month period ended December 31, 2014.

				Combined Company
	GCA			Last Twelve Months Ended December 31,
	Year Ended December 31,
	2014	2013	2012	2014
Other Financial Data:
Capital expenditures	$(18,021)	$(13,986)	$(13,654)	$(63,314)
EBITDA(1)	56,726	66,088	72,621	130,740
Adjusted EBITDA(2)	80,027	71,166	79,276	186,918
Pro Forma Adjusted EBITDA(3)				215,003
Selected Credit Statistics:
Total debt to Pro Forma Adjusted EBITDA				5.5x
Pro Forma Adjusted EBITDA to cash interest expense(4)				2.3x

(1)
EBITDA consists of GAAP net income (loss) before net interest expense, loss on extinguishment of debt, income tax (provision) benefit, depreciation and amortization for the relevant period. See below for a reconciliation of "non-GAAP financial measures" to their most directly comparable GAAP financial measures.

(2)
Adjusted EBITDA consists of GAAP net income (loss) before net interest expense, loss on extinguishment of debt, income tax (provision) benefit, depreciation and amortization for the relevant period as adjusted by adding back the following amounts: (i) equity compensation expense, (ii) asset impairment charge, (iii) accretion of contract rights, and (iv) acquisition costs and purchase accounting adjustments. See below for a reconciliation of "non-GAAP financial measures" to their most directly comparable GAAP financial measures.

(3)
Pro Forma Adjusted EBITDA consists of Adjusted EBITDA plus the amount of synergies projected by us in good faith and reasonably anticipated by us to be realizable within two years following the Merger. See below for a reconciliation of "non-GAAP financial measures" to their most directly comparable GAAP financial measures.

(4)
Cash interest expense represents the interest on the Credit Facilities, the old secured notes and the notes.

Multimedia Games Historical Financial Data (in thousands):

	Year Ended September 30,
	2014	2013	2012
Statement of Operations Data:
Revenues:	$218,129	$189,366	$156,176
Operating Costs and Expenses
Cost of gaming operations revenue	15,136	13,803	12,547
Cost of equipment and system sales	31,797	23,143	18,548
Selling, general and administrative expenses	58,720	48,350	46,451
Write-off, reserve, impairment & settlement charges	—	—	1,187
Research and development	17,174	16,842	15,082
Amortization and depreciation	43,388	34,846	38,270

Total operating costs and expenses	166,215	136,984	132,085

Operating income	51,914	52,382	24,091
Other income (expense):
Interest income	412	491	1,553
Interest expense	(930)	(1,139)	(1,392)
Other income	166	33	1,045

Income before income taxes	51,562	51,767	25,297
Income tax (expense) benefit	(19,633)	(16,833)	2,877

Net Income	$31,929	$34,934	$28,174

	As of September 30, 2014	As of September 30, 2013
Balance Sheet Data:
Cash and cash equivalents	$138,086	$102,632
Accounts receivable	25,265	26,566
Total current assets	192,864	156,816
Total assets	315,012	281,525
Total current liabilities	38,145	33,349
Total liabilities	70,654	72,584

	Year Ended September 30,
	2014	2013	2012
Other Financial Data:
Capital expenditures	$48,522	$57,884	$51,322
EBITDA(1)	104,825	95,731	71,106
Adjusted EBITDA(2)	117,312	99,657	74,524

(1)
EBITDA, as calculated by Multimedia Games, consists of GAAP net income before net interest expense, income tax (provision) benefit, accretion of contract rights, depreciation and amortization.

(2)
Adjusted EBITDA, as calculated by Multimedia Games, consists of EBITDA, as further adjusted by adding back (i) equity compensation expense, and (ii) fees and expenses related to the Merger and the PokerTek acquisition.

              GCA uses non-GAAP measures of performance, including EBITDA and Adjusted EBITDA. GCA's management uses, and chooses to disclose, these non-GAAP financial measures because (i) such measures provide an additional analytical tool to clarify GCA's results from operations and help GCA to identify underlying trends in its results of operations, (ii) GCA uses non-GAAP earnings measures, including EBITDA, as a measure of profitability because such measures help GCA compare its performance on a consistent basis across time periods and (iii) these non-GAAP measures are employed by GCA's management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budget planning and forecasting. GCA also internally uses Adjusted EBITDA measures for determining (a) compliance with certain financial covenants in its credit agreement and (b) executive and employee compensation. Set forth below are additional reasons why specific items are excluded from GCA's non-GAAP financial measures:

  •
  Depreciation and amortization charges are excluded because they are non-cash expenses, and while tangible and intangible assets support our business, we do not believe the related depreciation and amortization costs are directly attributable to the operating performance of our business.

  •
  Equity compensation expense is not an expense that typically requires or will require cash settlement by GCA.

  •
  We do not believe one-time costs and expenses relating to the Merger and other transactions are directly attributable to the operating performance of our business.

              Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GCA's GAAP results. In the future, GCA expects to continue reporting non-GAAP financial measures excluding items described above and GCA expects to continue to incur expenses similar to the non-GAAP adjustments described above. Accordingly, exclusion of these and other similar items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP financial measures are:

  •
  Amortization of acquired technology and intangibles, though not directly affecting our current cash position, represent the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.

  •
  Equity compensation expense is an important component of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future.

  •
  Other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure.

              We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP financial measures only supplementally. We also provide reconciliations of each non-GAAP financial measure to our most directly comparable GAAP measure, and we encourage investors to review carefully those reconciliations.

              GCA believes that the presentation of these non-GAAP financial measures is warranted for several reasons. First, such non-GAAP financial measures provide investors and management an additional analytical tool for understanding GCA's financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business. Second, since GCA has historically reported non-GAAP results to the investment community, GCA believes the inclusion of non-GAAP numbers provides consistency and enhances investors' ability to compare GCA's performance across financial reporting periods.

              The following table presents a reconciliation of GCA's (i) operating income to EBITDA and Adjusted EBITDA and (ii) Adjusted EBITDA to Pro Forma Adjusted EBITDA (in thousands):

				Combined Company
	GCA			Last Twelve Months Ended December 31,
	Year Ended December 31,
	2014	2013	2012	2014
Reconciliation of operating income to EBITDA and Adjusted EBITDA
Operating income	$33,782	$49,150	$55,982	$64,731
Plus: Other income	—	—	—	151
Plus: Depreciation and amortization	22,944	16,938	16,639	65,858

EBITDA	$56,726	$66,088	$72,621	$130,740
Equity compensation expense	8,876	5,078	6,655	14,557
Asset impairment	3,129	—	—	3,129
Acquisition related expenses	10,995	—	—	29,392
Accretion of contract rights	301	—	—	9,100

Adjusted EBITDA	$80,027	$71,166	$79,276	$186,918
Reconciliation of Adjusted EBITDA to Pro Forma Adjusted EBITDA
Synergies	—	—	—	28,085

Pro Forma Adjusted EBITDA	$80,027	$71,166	$79,276	$215,003	(1)

(1)
Pro Forma Adjusted EBITDA gives effect to such anticipated annualized synergies as if we received the full effect of such synergies for the year ended December 31, 2014. No assurance can be given that such synergies will be achieved in the time-frames we currently expect, or at all. On a pro forma basis for the twelve months ended December 31, 2014, approximately $1.9 million of synergies were realized.

The synergies described below and in other sections of this offering memorandum reflect forward-looking statements based on management estimates. There are a variety of factors that impact our operational performance and the assumptions underlying management's estimates that are difficult to predict, such as economic conditions, regulatory changes, changes in the casino and gaming industry and other factors. The anticipated synergies and additional operating profits are based on certain assumptions and our current estimates, but they involve risks, uncertainties, projections and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied. Any of the assumptions relating to our synergies could be inaccurate and, therefore, there can be no assurance that the anticipated synergies will prove to be accurate. Any cost savings that we realize may differ materially from our estimates. In addition, the adjustments below do not give effect to the one-time, non-recurring costs of approximately $9.0 million that we expect to incur to achieve the anticipated cost synergies in connection with the Merger within two years of consummation thereof. Management has provided these additional adjustments so that investors can assess the potential impact of the synergies. For a further discussion of these and other risks associated with our Pro Forma Adjusted EBITDA, see "Information Regarding Forward-Looking Statements" and "Risk factors—Risks relating to the Merger—We may not realize the anticipated benefits of the Merger, including potential cost synergies, due to challenges associated with integrating the two companies or other factors." Pro Forma Adjusted EBITDA is not a measurement of financial performance under GAAP.

    The following table reconciles EBITDA and Adjusted EBITDA presented on a combined company basis to the Pro Forma Adjusted EBITDA reflecting cost savings and synergies (in thousands):

	GCA (A)	Multimedia Games (B)	Combined Company (A+B)
EBITDA	$54,575	$76,165	$130,740
Equity compensation expense	8,849	5,708	14,557
Asset impairment	3,129	—	3,129
Acquisition related expenses	9,428	19,964	29,392
Accretion of contract rights		9,100	9,100

Adjusted EBITDA	$75,981	$110,937	$186,918

Anticipated cost savings from operating expenses from the Merger with Multimedia Games(a)			26,800
Anticipated cost savings from operating expenses from prior GCA cost reductions(a)			3,200
Less: Realized cost savings from operating expenses from the close date to year end			(1,915)

Pro Forma Adjusted EBITDA			$215,003

(a)
Represents anticipated reduction in operating expenses as a result of approximately $16.7 million of headcount-related savings and approximately $13.3 million of savings related to elimination of duplicative costs (for example, professional fees, facilities and public company costs), which we anticipate being fully implemented within two years following the Merger with Multimedia Games, with approximately $24.0 million, or 80%, of these anticipated cost savings, on an annualized basis, to be fully implemented within one year following the Merger with Multimedia Games.

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  Exhibit 99.2
Summary Consolidated Historical and Condensed Combined Financial Data for GCA and Summary Consolidated Historical Financial Data for Multimedia Games